UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 25, 2011
G&K Services, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-4063	41-0449530

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5995 Opus Parkway, Minnetonka, Minnesota	55343

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (952) 912-5500
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On August 25, 2011, the Board of Directors (the “Board”) of G&K Services, Inc. (the “Company”) approved the amendment and restatement of the Company’s Bylaws effective as of the same date. The new Bylaws are attached to this Current Report on Form 8-K as Exhibit 3(b).
The amendments to the Bylaws implement changes that modernize the Bylaws to enable the Company to take advantage of the flexibility permitted under the revised Minnesota corporation statutes.
The advance notice provisions relating to proposed shareholder actions at shareholders meetings have been revised to separately address (i) shareholder proposals of business other than the nomination and election of directors and (ii) shareholder nominations of candidates for directorships. The new Bylaws require advance notice in each case generally at least 120 days before the first anniversary date of the preceding year’s annual meeting of shareholders. The advance notice period for shareholder proposals under the previous Bylaws was not less than 120 days before the release of the Company’s proxy statement to shareholders in connection with the previous year’s annual meeting. In addition, the new Bylaws require that a shareholder’s advance notice include additional information regarding the shareholder proponent, including the proponent’s interests in derivative securities and other economic interests in the Company, and information concerning director candidates to whom the notice relates.
The new Bylaws provide that the Chairman of the Board is not itself an officer position.They also include updated descriptions of officer duties and expressly permit the Chief Executive Officer, pursuant to a recent statutory change, to appoint officers of the Company other than the Chief Financial Officer and to remove officers, other than those officers elected or appointed by the Board.
The amended and restated Bylaws add a provision that allows a director to effectively give a proxy in favor of, or in opposition to, a contemplated Board action if that director cannot attend the Board meeting at which the action is being considered. As provided by statute, that proxy cannot count for quorum purposes but is effective if a quorum is otherwise present at the meeting.
The amended and restated Bylaws also expressly permit the formation of subcommittees by Board committees, provide for certificated or uncertificated stock certificates, generally permit the use of electronic communications, permit directors to participate in meetings by remote access, permit the Board in its discretion to provide for shareholder participation in shareholder meetings by remote access, and otherwise reflect current statutory provisions.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

3	(b)	Amended and Restated Bylaws of G&K Services, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

G&K SERVICES, INC. (Registrant)
Date: August 25, 2011	By:	/s/ Jeffrey L. Cotter
		Name:	Jeffrey L. Cotter
		Title:	Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.		Description	Manner of Filing
3	(b)	Amended and Restated Bylaws of G&K Services, Inc.	Filed Electronically